EXHIBIT 10.1
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              COLUMBIA BANKING SYSTEM, INC. AND COLUMBIA STATE BANK

                                 LIFE INSURANCE
                    ENDORSEMENT METHOD SPLIT DOLLAR AGREEMENT




Insurer:

Policy Number:

Insurer:

Policy Number:

Insurer:

Policy Number:

Owner:       Columbia State Bank

Insured:

Effective Date:      August 1, 2001



This Agreement is by and between Columbia Bank System, Inc., Columbia State Bank, its wholly owned subsidiary (either or both, as applicable, referred to interchangeably as the "Company"), and ______________, a senior executive of the Company.


I.         DEFINITIONS


           The term "Policy" shall refer to the above-cited policies as well any policies obtained, by means of 1035 exchange, to replace the above-cited policies. Policy definitions shall govern.

II.        POLICY TITLE AND OWNERSHIP

           The respective rights and duties of the Company and the Insured in the Policy shall be as follows:

           Title and ownership shall reside in the Company for its use and for the use of the Insured all in accordance with this Agreement. The Company alone may, to the extent of its interest, exercise the right to borrow or withdraw the Policy cash values or to terminate the Policy. Where the Company and the Insured, mutually agree to exercise the right to increase coverage under the Policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

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III.       BENEFICIARY DESIGNATION


           The Insured shall have the right and power to designate beneficiaries to receive his/her share of death proceeds, as provided in this Agreement. Likewise, the Insured shall have the right and power to elect and change a payment option for such beneficiaries.

IV.        PREMIUM PAYMENTS

           The Company shall pay premiums and the Insured shall not be responsible for any portion thereof.

V.         TAXABLE BENEFIT

           Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Company (or its administrator) will report to the Insured such imputed income on Form W-2 or its equivalent.

VI.        DIVISION OF DEATH PROCEEDS

           Subject to Paragraph VII herein, The Company shall be entitled to the death proceeds of the Policy, except that beneficiaries designated by the Insured in accordance with Paragraph III, shall be entitled to a share, calculated as follows:

           1. If the Insured is employed by the Company at the time of death, the death benefit shall be calculated as of the date of death of the Insured and be the lesser of the following alternative amounts: (a) two times the Insured's Base Annual Salary; or (b) one hundred percent (100%) of the Net at Risk Insurance Portion of the proceeds.

           2. If the Company no longer employs the Insured at the time of death the beneficiaries' share of Policy proceeds shall be $25,000.

           3. The Company and the Insured's beneficiaries shall share any interest due on death proceeds in the same on a pro rata basis ratio as applies to death proceeds, respectively.

           4. If the Insured is employed by the Company upon termination of the Policy, the Company will promptly restore the Insured to full participation in any group term life insurance program then in effect for other employees of the Company.


VII.       DIVISION OF CASH SURRENDER VALUE

           The Company shall at all times be entitled to an amount equal to the Policy's cash value, as that term is defined in the Policy, less any Policy loans and unpaid interest or cash withdrawals previously incurred by the Company and any applicable Policy surrender charges. Such cash value shall be determined as of the date of surrender of the Policy or death of the Insured as the case may be.

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VIII.      PREMIUM WAIVER

           If the Policy contains a premium waiver provision, any such waived amounts shall be considered for all purposes of this Agreement as having been paid by the Company.


IX.        RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

           In the event the Policy involves an endowment or annuity element, the Company's right and interest in any endowment proceeds or annuity benefits shall be determined according to this Agreement, by regarding such endowment proceeds, or the commuted value of such annuity benefits, as the Policy's cash value. Such endowment proceeds or annuity benefits shall be treated like death proceeds for the purposes of division under this Agreement.

X.         TERMINATION OF AGREEMENT

           This Agreement shall terminate immediately upon the commission of any act by the Insured that results in the termination of the Policy by the Insurer. Except as provided above, this Agreement shall terminate upon distribution of death benefits in accordance with Paragraph VI above.

XI.        PROHIBITION ON ASSIGNMENT

           The Insured may not, without the prior written consent of the Company, assign to any individual, trust or other organization, any right, title or interest in the Policy or in any rights, options, privileges or duties created under this Agreement.

XII.       AGREEMENT BINDING UPON THE PARTIES

           This Agreement shall be binding upon the Insured and the Company, and their respective heirs, successors, personal representatives and assigns, as applicable.

XIII.      NAMED FIDUCIARY AND PLAN ADMINISTRATOR

           The Company is hereby designated the "Named Fiduciary" until resignation or removal by its Board of Directors. As Named Fiduciary, the Company shall be responsible for the management, control, and administration of this Agreement as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operations responsibilities of this Agreement, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

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XIV.       FUNDING POLICY

           The funding Policy for this Agreement shall be to maintain the Policy in force by paying, when due, all premiums required.

XV.        CLAIM PROCEDURES

           Claims shall be directed to The Benefit Marketing Group, Inc., Atlanta Georgia (770-952-1529). If a claim is payable, a benefit check will be issued to the Named Fiduciary. In the event that a claim is not eligible under the Policy, the Insurer will notify the Named Fiduciary of the denial as required by the Policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, it should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XVI.       GENDER AND PLURAL VS SINGULAR

           Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply. When applicable, nouns in the singular shall be read and construed as in the plural and visa versa.

XVII.      INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

           The Insurer shall not be deemed a party to this Agreement, but will be served with an executed copy of this Agreement. Payment or other performance in accordance with the Policy provisions shall fully discharge the Insurer from any and all liability.


IN WITNESS WHEREOF, the Insured and duly authorized Company officer have signed this Agreement as of the above written date.

Columbia Banking System, Inc.         Columbia State Bank


--------------------------            --------------------------------
J. James Gallagher                    Melanie J. Dressel
Its Vice Chairman and CEO             Its President and Chief Executive Officer

Executive
Name:

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BENEFICIARIES DESIGNATION FORM



PRIMARY DESIGNATION:

           NAME                            RELATIONSHIP

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CONTINGENT DESIGNATION:

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_____________, 2001


Signed:_______________________
           Executive